FORWARD FUNDS, INC.

                              SUBADVISORY AGREEMENT


     AGREEMENT, effective as of , 1998, among Barclays Global Fund Advisors (the "Subadviser" or "Barclays"), Forward Funds, Inc. (the "Company"), and Webster Investment Management Company LLC (the "Adviser") on behalf of The Equity Fund (the "Fund"), a series of the Company.

     WHEREAS, the Company is a Maryland corporation of the series type organized under Articles of Incorporation dated October 3, 1997 (the "Articles") and is registered under the Investment Company Act of 1940, as amended (the "1940 Act") as an open-end, diversified management investment company, and the Fund is a series of the Company; and

     WHEREAS, the Adviser has been retained by the Company to provide investment advisory services to the Fund with regard to the Fund's investments as further described in the Company's registration statement on Form N-1A (the "Registration Statement") and pursuant to an Investment Management Agreement dated September 4, 1998 ("Investment Management Agreement"); and

     WHEREAS, the Fund's Board of Directors, including a majority of the directors who are not "interested persons," as defined in the 1940 Act, and the Fund's stockholders have approved the appointment of the Subadviser to perform certain investment advisory services for the Company, on behalf of the Fund pursuant to this Subadvisory Agreement and as described in the Registration Statement and the Subadviser is willing to perform such services for the Fund; and

     WHEREAS, the Subadviser is registered as an investment adviser under the Investment Advisers Act of 1940, as amended ("Advisers Act");

     NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Adviser and the Subadviser as follows:

     NOW THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the Adviser and the Subadviser as follows:

     1. Appointment. The Adviser hereby appoints the Subadviser to perform advisory services to the Fund for the periods and on the terms set forth in this Subadvisory Agreement. The Subadviser accepts such appointment and agrees to furnish the services herein set forth, for the compensation herein provided.

     2. Investment Advisory Duties. Subject to the supervision of the Board of Directors of the Fund and the Adviser, the Subadviser will, in coordination with the Adviser, (a) provide a program of continuous investment management for the Fund in accordance with the Fund's investment objectives, policies and limitations as stated in the Fund's prospectus and Statement of Additional Information included as part of the Fund's Registration Statement filed with the Securities and Exchange Commission, as they may be amended from time to time, copies of which shall be provided to the Subadviser by the Adviser; (b) make investment decisions for the Fund; and (c) place orders to purchase and sell securities for the Fund.

     In performing its investment management services to the Fund under the terms of this Agreement, the Subadviser will provide the Fund with ongoing investment guidance and policy direction.

     The Subadviser's duties shall not include and the Subadviser shall have no responsibility for the following: tax reporting; securities lending and cash collateral; allocation, diversification, management and investment of the overall assets of the Fund; management and investment of the liquidity account; and management, investment, and compliance with respect to any assets of the fund not allocated by the Board of Directors to the Subadviser.

     The Subadviser further agrees that, in performing its duties hereunder, it will:

     (a) comply with the 1940 Act and all rules and regulations thereunder, the Advisers Act, the Internal Revenue Code (the "Code") and all other applicable federal and state laws and regulations, and with any applicable procedures adopted by the Directors;

     (b) use reasonable efforts to manage the Fund so that it will qualify, and continue to qualify, as a regulated investment company under Subchapter M of the Code and regulations issued thereunder; provided, however, Barclays shall not be responsible for the tax effect or decisions made by any other person;

     (c) place orders pursuant to its investment determinations for the Fund, in accordance with applicable policies expressed in the Fund's prospectus and/or Statement of Additional Information established through written guidelines determined by the Fund and provided to the Subadviser, and in accordance with applicable legal requirements;

     (d) furnish to the Company and the Adviser whatever statistical information the Company, or the Adviser may reasonably request with respect to the Fund's assets or contemplated investments. In addition, the Subadviser will keep the Company, the Adviser and the Directors informed of developments materially affecting the Fund's portfolio and shall, on the Subadviser's own initiative, furnish to the Fund from time to time whatever information the Subadviser believes appropriate for this purpose;

     (e)  make  available  to the  Fund's  administrator,  First  Data  Investor
Services Group, Inc. (the "Administrator"), the Adviser and the Company, promptly upon their request, such copies of its investment records and ledgers with respect to the Fund as may be required to assist the Adviser, the Administrator and the Company in their compliance with applicable laws and regulations. The Subadviser will furnish the Directors, the Administrator, the Adviser and the Company with such periodic and special reports regarding the Fund as they may reasonably request;

     (f) meet quarterly with the Adviser and the Company's Board of Directors to explain its investment management activities, and any reports related to the Fund as may reasonably be requested by the Adviser and/or the Company;

     (g) immediately notify the Adviser and the Fund in the event that the Subadviser or any of its affiliates: (1) becomes aware that it is subject to a statutory disqualification that prevents the Subadviser from serving as an investment adviser pursuant to this Subadvisory Agreement; or (2) becomes aware that it is the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission ("SEC") or other regulatory authority. The Subadviser further agrees to notify the Fund and the Adviser immediately of any material fact known to the Subadviser respecting or relating to the Subadviser that is not contained in the Fund's Registration Statement, or any amendment or supplement thereto, but that is required to be disclosed therein, and of any statement contained therein that becomes untrue in any material respect; and

     (h) in making investment decisions for the Fund, use no inside information that may be in its possession or in the possession of any of its affiliates, nor will the Subadviser seek to obtain any such information.

     3. Futures and Options. The Subadviser's investment authority shall include the authority to purchase, sell, cover open positions, and generally to deal in financial futures contracts and options thereon.

     The Subadviser will: (i) open and maintain brokerage accounts for financial futures and options (such accounts hereinafter referred to as "Brokerage Accounts") on behalf of and in the name of the Fund; and (ii) execute for and on behalf of the Brokerage Accounts, standard customer agreements with a broker or brokers. The Subadviser may, using such of the securities and other property in the Brokerage Accounts as the Subadviser deems necessary or desirable, direct the custodian to deposit on behalf of the Fund, original and maintenance brokerage deposits and otherwise direct payments of cash, cash equivalents and securities and other property into such brokerage accounts and to such brokers as the Subadviser deems desirable or appropriate.

     PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION (THE "COMMISSION") IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE CLIENTS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN, FILED WITH THE COMMISSION. THE COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

     The Fund represents and warrants that it is a "qualified eligible client" within the meaning of CFTC Regulations Section 4.7 and, as such, consents to treat the Fund in accordance with the exemption contained in CFTC Regulations
Section 4.7(b).

     4. Investment Guidelines. The Company or the Adviser shall supply the Subadviser with such information as the Subadviser shall reasonably require concerning the Fund's investment policies, restrictions, limitations, tax position, liquidity requirements and other information useful in managing the Fund's investments.

     5. Use of Securities Brokers and Dealers. Purchase and sale orders will usually be placed with brokers which are selected by the Subadviser as able to achieve "best execution" of such orders. "Best execution" shall mean prompt and reliable execution at the most favorable securities price, taking into account the other provisions hereinafter set forth. Whenever the Subadviser places orders, or directs the placement of orders, for the purchase or sale of portfolio securities on behalf of the Fund, in selecting brokers or dealers to execute such orders, the Subadviser is expressly authorized to consider the fact that a broker or dealer has furnished statistical, research or other information or services which enhance the Subadviser's research and portfolio management capability generally. It is further understood in accordance with Section 28(e) of the Securities Exchange Act of 1934, as amended, that the Subadviser may negotiate with and assign to a broker a commission which may exceed the commission which another broker would have charged for effecting the transaction if the Subadviser determines in good faith that the amount of commission charged was reasonable in relation to the value of brokerage and/or research services (as defined in Section 28(e)) provided by such broker, viewed in terms either of the Fund or the Subadviser's overall responsibilities to the Subadviser's discretionary accounts. Neither the Subadviser nor any parent, subsidiary or related firm shall act as a securities broker with respect to any purchases or sales of securities which may be made on behalf of the Fund.

     Neither the Subadviser nor any parent, subsidiary or related firm shall act as a securities broker with respect to any purchases or sales of securities which may be made on behalf of the Fund. Unless otherwise directed by the Company or the Adviser in writing, the Subadviser may utilize the service of whatever independent securities brokerage firm or firms it deems appropriate to the extent that such firms are competitive with respect to price of services and execution.

     6. Compensation. For its services specified in this Agreement, the Adviser agrees to pay annual fees to the Subadviser equal to 0.375% of the first $100 million of Fund assets managed by the Adviser, 0.30% on the next $400 million under management, and 0.25% on all assets above $500 million managed by the Adviser. Fees shall be computed and accrued daily and paid monthly based on the average daily net asset value of shares of the Fund as determined according to the manner provided in the then-current prospectus of the Fund.

     7. Fees and Expenses. The Subadviser shall not be required to pay any expenses of the Fund other than those specifically allocated to the Subadviser in this section 7. In particular, but without limiting the generality of the foregoing, the Subadviser shall not be responsible for the following expenses of the Fund: organization and certain offering expenses of the Fund (including out-of-pocket expenses, but not including the Subadviser's overhead and employee costs); fees payable to the Subadviser and to any other Fund advisers or consultants; legal expenses; auditing and accounting expenses; interest expenses; taxes and governmental fees; fees, dues and expenses incurred by or with respect to the Fund in connection with membership in investment company trade organizations; cost of insurance relating to fidelity coverage for the Company's officers and employees; fees and expenses of the Fund's Administrator or of any custodian, subcustodian, transfer agent, registrar, or dividend disbursing agent of the Fund; payments to the Administrator for maintaining the Fund's financial books and records and calculating its daily net asset value; other payments for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates; other expenses in connection with the issuance, offering, distribution or sale of securities issued by the Fund; expenses relating to investor and public relations; expenses of registering and qualifying shares of the Fund for sale; freight, insurance and other charges in connection with the shipment of the Fund's portfolio securities; brokerage commissions or other costs of acquiring or disposing of any portfolio securities or other assets of the Fund, or of entering into other transactions or engaging in any investment practices with respect to the Fund; expenses of printing and distributing prospectuses, Statements of Additional Information, reports, notices and dividends to stockholders; costs of stationery or other office supplies; any litigation expenses; costs of stockholders' and other meetings; the compensation and all expenses (specifically including travel expenses relating to the Fund's business) of officers, directors and employees of the Company who are not interested persons of the Investment Manager; and travel expenses (or an appropriate portion thereof) of officers or directors of the Company who are officers, directors or employees of the Investment Manager to the extent that such expenses relate to attendance at meetings of the Board of Directors of the Company with respect to matters concerning the Fund, or any committees thereof or advisers thereto.

     8. Books and Records. The Subadviser agrees to maintain such books and records with respect to its services to the Fund as are required by Section 31 under the 1940 Act, and rules adopted thereunder, and by other applicable legal provisions, and to preserve such records for the periods and in the manner required by that Section, and those rules and legal provisions. The Subadviser also agrees that records it maintains and preserves pursuant to Rules 31a-1 and Rule 31a-2 under the 1940 Act and otherwise in connection with its services hereunder are the property of the Fund and will be surrendered promptly to the Company upon its request except that the Subadviser may retain copies of such documents as may be required by law. The Subadviser further agrees that it will furnish to regulatory authorities having the requisite authority any information or reports in connection with its services hereunder which may be requested in order to determine whether the operations of the Fund are being conducted in accordance with applicable laws and regulations.

     9. Aggregation of Orders. Provided the investment objectives, policies and restrictions of the Fund are adhered to, the Fund agrees that the Subadviser may aggregate sales and purchase orders of securities held in the Fund with similar orders being made simultaneously for other accounts managed by the Subadviser or with accounts of the affiliates of the Subadviser, if in the Subadviser's reasonable judgment such aggregation shall result in an overall economic benefit to the Fund taking into consideration the advantageous selling or purchase price, brokerage commission and other expenses. The Fund acknowledges that the determination of such economic benefit to the Fund by the Subadviser represents the Subadviser's evaluation that the Fund is benefited by relatively better purchase or sales prices, lower commission expenses and beneficial timing of transactions or a combination of these and other factors.

     10. Liability.

     a. Neither the Subadviser nor its officers, directors, employees, affiliates, agents or controlling persons shall be liable to the Company, the Adviser, the Fund, its shareholders and/or any other person for the acts, omissions, errors of judgment and/or mistakes of law of any other fiduciary and/or person with respect to the Fund.

     b. Neither the Subadviser nor its officers, directors, employees, affiliates, agents or controlling persons or assigns shall be liable for any act, omission, error of judgment or mistake of law and/or for any loss suffered by the Company, the Adviser, the Fund, its shareholders and/or any other person in connection with the matters to which this Agreement relates; provided that no provision of this Agreement shall be deemed to protect the Subadviser against any liability to the Company, the Adviser, the Fund and/or its shareholders which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties or the reckless disregard of its obligations and duties under this Agreement.

     c. The Company on behalf of the Fund, hereby agrees to indemnify and hold harmless the Subadviser, its directors, officers and employees and agents and each person, if any, who controls the Subadviser (collectively, the "Indemnified Parties") against any and all losses, claims damages or liabilities (including reasonable attorneys fees and expenses), joint or several, relating to the Adviser, the Company or Fund, to which any such Indemnified Party may become subject under the Securities Act of 1933, as amended (the "1933 Act"), the 1934 Act, the Investment Advisers Act of 1940, as amended (the "Advisers Act") or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (1) any act, omission, error and/or mistake of any other fiduciary and/or any other person; or (2) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated or necessary to make the statements made not misleading in (a) the Registration Statement, the prospectus or any other filing, (b) any advertisement or sales literature authorized by the Company for use in the offer and sale of shares of the Fund, or (c) any application or other document filed in connection with the qualification of the Company or shares of the Fund under the Blue Sky or securities laws of any jurisdiction, except insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any such untrue statement or omission or alleged untrue statement or omission (i) in a document prepared by the Subadviser, or (ii) made in reliance upon and in conformity with information furnished to the Company by or on behalf of the Subadviser pertaining to or originating with the Subadviser for use in connection with any document referred to in clauses (a), (b) or (c).

     d. It is understood, however, that nothing in this paragraph X shall protect any Indemnified Party against, or entitle any Indemnified Party to, indemnification against any liability to the Company, the Adviser, Fund and/or its shareholders to which such Indemnified Party is subject, by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties, or by reason of any reckless disregard of its obligations and duties under this Agreement.

     11. Services Not Exclusive. It is understood that the services of the Subadviser are not exclusive, and that nothing in this Agreement shall prevent the Subadviser from providing similar services to other investment companies or to other series of investment companies, including the Company (whether or not their investment objectives and policies are similar to those of the Fund) or from engaging in other activities, provided such other services and activities do not, during the term of this Agreement, interfere in a material manner with the Subadviser's ability to meet its obligations to the Fund hereunder. When the Subadviser recommends the purchase or sale of a security for other investment companies and other clients, and at the same time the Subadviser recommends the purchase or sale of the same security for the Fund, it is understood that in light of its fiduciary duty to the Fund, such transactions will be executed on a basis that is fair and equitable to the Fund. In connection with purchases or sales of portfolio securities for the account of the Fund, neither the Subadviser nor any of its directors, officers or employees shall act as a principal or agent or receive any commission. If the Subadviser provides any advice to its clients concerning the shares of the Fund, the Subadviser shall act solely as investment counsel for such clients and not in any way on behalf of the Company or the Fund.

     The Subadviser provides investment advisory services to numerous other funds and bank collective funds and may give advice and take action which may differ from the timing or nature of action taken by the Subadviser with respect to the Fund. Nothing in this Agreement shall impose upon the Subadviser any obligations other than those imposed by law to purchase, sell or recommend for purchase or sale, with respect to the Fund, any security which the Subadviser, or the shareholders, officers, directors, employees or affiliates may purchase or sell for their own account or for the account of any client.

     12. Duration and Termination. This Agreement shall continue until _________, 2000, and thereafter shall continue automatically for successive annual periods, provided such continuance is specifically approved at least annually by (i) the Directors or (ii) a vote of a "majority" (as defined in the 1940 Act) of the Fund's outstanding voting securities (as defined in the 1940
Act), provided that in either event the continuance is also approved by a majority of the Directors who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. Notwithstanding the foregoing, this Agreement may be terminated: (a) at any time without penalty by the Fund upon the vote of a majority of the Directors or by vote of the majority of the Fund's outstanding voting securities, upon sixty
(60) days' written notice to the Subadviser; (b) by the Adviser at any time without penalty, upon sixty (60) days' written notice to the Subadviser or (c) by the Subadviser at any time without penalty, upon sixty (60) days' written notice to the Company. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act). Any termination of this Agreement will be without prejudice to the completion of transactions already initiated by the Subadviser on behalf of the Fund at the time of such termination. The Subadviser shall take all steps reasonably necessary after such termination to complete any such transactions and is hereby authorized to take such steps.

     13. Amendments. This Agreement may be amended at any time but only by the mutual agreement of the parties.

     14. Proxies. Unless the Company gives written instructions to the contrary, the Subadviser shall vote all proxies solicited by or with respect to the issuers of securities invested in by the Fund. The Subadviser shall maintain a record of how the Subadviser voted and such record shall be available to the Company upon its request. The Subadviser shall use its best good faith judgment to vote such proxies in a manner which best serves the interests of the Fund's shareholders.

     15. Notices. Any written notice required by or pertaining to this Agreement shall be personally delivered to the party for whom it is intended, at the address stated below, or shall be sent to such party by prepaid first class mail or facsimile.

         If to the Company:

                  Forward Funds, Inc.
                  433 California Street, Suite 1010
                  San Francisco, CA  94104

         If to the Subadviser:

                  Barclays Global Fund Advisors
                  45 Fremont Street
                  San Francisco, CA  94105

         If to the Adviser:

                  Webster Investment Management Company LLC
                  433 California Street, Suite 1010
                  San Francisco, CA 94104


     16. Confidential Information. The Subadviser shall maintain the strictest confidence regarding the business affairs of the Fund. Written reports furnished by the Subadviser to the Company and the Adviser shall be treated by all of the parties as confidential and for the exclusive use and benefit of the Company and the Fund except as disclosure may be required by applicable law.

     17. Miscellaneous.

     (a) This Agreement shall be governed by the laws of the State of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act, or rules or orders of the SEC thereunder.

     (b) Concurrently with the execution of this Agreement, the Subadviser is delivering to the Adviser and the Company a copy of Part II of its Form ADV, as revised, on file with the Securities and Exchange Commission. The Adviser and the Company hereby acknowledge receipt of such copy.

     (c) The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

     (d) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected hereby and, to this extent, the provisions of this Agreement shall be deemed to be severable.

     (f) Nothing herein shall be construed as constituting the Subadviser as an agent of the Company or the Fund.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of , 1998.

                                    FORWARD FUNDS, INC.


                                    By: ----------------------------------
                                         President


                                    BARCLAYS GLOBAL FUND ADVISORS



                                    By:  ---------------------------------
                                    Name:---------------------------------
                                    Title:--------------------------------



                                    WEBSTER INVESTMENT MANAGEMENT COMPANY LLC



                                    By:  ---------------------------------
                                    Name:---------------------------------
                                    Title:--------------------------------